Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors and Reports to Shareholders" in the Scudder Value Series Inc. Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, No. 33-18477) of our reports dated January 17, 2003 on the financial statements and financial highlights of Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund, respectively, included in the respective Fund's Annual Reports, each dated November 30, 2002.


                                                          /s/ERNST & YOUNG, LLP

                                                          ERNST & YOUNG, LLP
Boston, Massachusetts
September 26, 2003